Exhibit 10.1
LAWSON PRODUCTS, INC.
AMENDMENT NO. 1 TO
LONG-TERM CAPITAL ACCUMULATION PLAN
1. Purpose
     This Amendment No. 1 to Long-Term Capital Accumulation Plan (this “Amendment”) amends in certain respects the Long-Term Capital Accumulation Plan (the “LTCAP”) of Lawson Products, Inc. (the “Company”). Consistent with determinations by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), the Compensation Committee desires (i) to amend the LTCAP in order to allocate the entire Ending SVAR Pool Value (as defined in the LTCAP and amended hereby) among existing employees of the Company and (ii) to make certain other amendments to the LTCAP.
2. Definitions
     (a) Clause (g) of Section 2 of the LTCAP is hereby amended and restated to read in its entirety as follows:
     “(g) ‘Ending SVAR Pool Value’ means the product of (i) the applicable SVAR Participation Rate times (ii) the SVAR Pool Calculation.”
     (b) There is hereby added a new clause (bb) of Section 2 of the LTCAP, which shall read in its entirety as follows:
     “(bb) ‘SVAR Pool Calculation’ means an amount equal to (i) the Shareholder Value Created, minus (ii) the Aggregate SVAR Obligations, minus (iii) the Prior Payments.”
     (c) There is hereby added a new clause (cc) of Section 2 of the LTCAP, which shall read in its entirety as follows:
     “(cc) ‘Prior Payments’ means an amount equal to $885,000.”
3. Awards
     Section 4 of the LTCAP is hereby amended and restated to read in its entirety as follows:
     “The Committee shall determine the size and the effective date (which shall not be earlier than January 1, 2004) of each SVAR award made under this Plan. The maximum number of SVARs that may be awarded under this Plan shall be one thousand (1,000). SVARs that have been awarded to Participants who are no longer employed by the Company, whether or not such SVARs vested upon the applicable termination of employment, shall be available for use in future awards. An award of SVARs shall be evidenced by a written instrument delivered to the Participant. The maximum number of

SVARs that may be awarded under this Plan to any one individual shall be three hundred and fifty (350).”
4. Vesting
     Section 7 of the LTCAP is hereby amended and restated to read in its entirety as follows:
     “An SVAR awarded under this Plan to any Participant on or before December 31, 2008 shall vest upon, and only upon, the earliest to occur of (a) December 31, 2008, (b) a Sale of the Company, (c) the termination of that Participant’s employment with the Company and all of its subsidiaries because of death, Permanent Disability or termination by the Company without Cause, or (d) a decision by the Committee under Section 9, below, to vest that particular SVAR. An SVAR awarded under this Plan to any Participant after December 31, 2008 shall vest immediately upon issuance.”
5. Effect of Death, Permanent Disability or Termination without Cause
     The last sentence of Section 8 of the LTCAP is hereby deleted.
6. Payment for SVARs
     Clause (a) of Section 11 of the LTCAP is hereby amended and restated to read in its entirety as follows:
     “(a) Unless earlier valuation and payment for particular SVARs are provided for by Section 8 or Section 9 above, or Section 12 below, the Ending SVAR Pool Value shall be determined as of December 31, 2008, utilizing the financial and valuation information presented to the Committee at its October 2008 meeting as if it applied as of December 31, 2008, and such determination shall be made not later than March 31, 2009. Payment of the value of all then outstanding SVARs shall be made in accordance with paragraph (b) below.”
7. Ratification
     In the event of any inconsistency between this Amendment and the LTCAP, the terms of this Amendment shall prevail. Except as specifically stated herein, all terms, covenants, and conditions of the LTCAP shall remain in full force and effect. All references to “the Plan” in the LTCAP shall be deemed to refer to the LTCAP as modified by this Amendment.
8. Effectiveness
     This Amendment is effective as of February 12, 2009.

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